EXHIBIT D





                                  July 1, 1998




AIG Life Insurance Company
One Alico Plaza
600 King Street
Wilmington, Delaware 19899


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333- 34199) filed on or around July 2, 1998, by AIG Life Insurance Company and Variable Account II with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                      Very truly yours,

                      /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP Jorden Burt Boros Cicchetti Berenson & Johnson LLP